UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (date of earliest event report):  February 22, 2010 (February 15, 2010)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On August 25, 2009, Geokinetics Inc. (the “Company” or “Geokinetics”) announced that Jim White, previously the Company’s Executive Vice President – Business Development & Technology, resigned from the Company effective February 15, 2010, to pursue other interests.

    On February 15, 2010, the Company and Mr. White entered into a release and severance agreement that will provide Mr. White with severance in the amount of $475,000, less normal payroll deductions, including income tax withholding and FICA in twenty four (24) semi-monthly, or twenty six (26) bi-weekly payments, beginning on February 15, 2010, and ending on January 31, 2011, unless forfeited and terminated earlier. The Company shall also provide Mr. White with medical and dental benefits coverage under COBRA for a period of twelve (12) months from February 15, 2010. Further, the agreement provides that Mr. White shall not (i) compete with the Company for a period of twelve (12) months and (ii) solicit the Company’s employees for a period of twenty four (24) months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: February 22, 2010	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer